Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135954, 333-158755, 333-158987, 333-160609, 333-160610, 333-168682, 333-168684, 333-175702, 333-175703, 333-182668 and 333-182669) and on Form S-3 (No. 333-174681 and 333-177327) of Cardiovascular Systems, Inc. of our report dated September 10, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 10, 2012